Exhibit 5.1

CLIFFORD CHANCE LLP AVENUE LOUISE 65 BOX 2 1050 BRUSSELS BELGIUM TEL +32 2 533 5911 FAX +32 2 533 5959 www.cliffordchance.com

Your reference:

Our reference: 80-40562194

Direct Dial: +32 2 533 5912

philippe.hamer@cliffordchance.com

20 June 2014

Materialise NV

Technologielaan 15

3001 Leuven (Heverlee)

Belgium

Dear Sirs,

Materialise NV – Initial Public Offering

1.	We have acted as Belgian legal counsel to Materialise NV, a limited liability company (“naamloze vennootschap”) incorporated under Belgian law with registered office at Technologielaan 15, 3001 Leuven (Heverlee), Belgium, and enterprise number 0441.131.254 RPR/RPM Leuven (the “Company”), on certain legal matters of Belgian law in connection with the Company’s registration statement (the “Registration Statement”) on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), in respect of the Company’s proposed initial public offering (the “IPO”) of American Depository Shares, representing up to 9,200,000 ordinary shares of the Company (the “Shares”) covered by the Registration Statement to which this opinion is an exhibit. The Shares will comprise:

(a)	8,000,000 new ordinary shares to be issued by the Company pursuant to a capital increase resolved by the shareholders of the Company on April 23, 2014 (the “New Shares”); and

(b)	up to 1,200,000 existing ordinary shares of the Company to be sold by the Company’s shareholders identified in the Registration Statement (the “Selling Shareholders”) to cover over-allotments, if any (the “Existing Shares”).

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE NAMES OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS.

CLIFFORD CHANCE LLP

2.	For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)	the Registration Statement;

(b)	the form of underwriting agreement proposed to be entered into by and between the Company, the Selling Shareholders and Piper Jaffray & Co. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement (the “Underwriting Agreement”);

(c)	a copy of the shareholders’ register of the Company updated as per 25 April 2014;

(d)	copies of all publications by the Company in the Annexes to the Belgian State Gazette (“Bijlagen tot het Belgisch Staatsblad”) until 20 June 2014, together with, in respect of the publications of resolutions taken by the Company’s extraordinary general shareholders’ meetings, copies of the notarial deeds recording such resolutions;

(e)	a copy of the notarial deed recording the resolutions taken by the Company’s extraordinary general shareholders’ meeting held on 23 April 2014 (the “EGM”), together with a copy of the special reports of the board of directors of the Company as well as a copy of the special reports of the statutory auditor of the Company submitted to the EGM;

(f)	a draft of the minutes of a meeting of the board of directors of the Company held on 4 April 2014 deciding, inter alia, to convene the EGM and to approve the aforementioned board reports;

(g)	a draft of the minutes of a meeting of the board of directors of the Company held on 2 June 2014 deciding, inter alia, to determine the price range for the IPO and to proceed with a stock split of the Company’s issued shares and shares still to be issued upon exercise or conversion of outstanding securities;

together with such other publicly available documents as we have considered it necessary or desirable.

CLIFFORD CHANCE LLP

3.	Our opinion is based upon the following assumptions:

(a)	the genuineness of all signatures, the authenticity of the Documents submitted to us as originals, the conformity to the originals of all Documents submitted to us as copies and the authenticity of the originals of such Documents;

(b)	the Documents have been executed by the persons whose names are indicated thereon as being the names of the signatories or, if such names are not indicated, by the persons authorised to execute such Documents and we have assumed the legal capacity (“bekwaamheid”) of the natural persons executing such Documents;

(c)	the statements of facts contained in the Documents are accurate and complete;

(d)	that documents examined by us in draft form have been and, for those that have not been executed yet, will be executed substantially in such form on or before pricing of the IPO;

(e)	all shareholders’ meetings of the Company were validly convened and held in accordance with the Belgian Companies Code;

(f)	the statements of facts contained in the minutes of all shareholders’ meetings of the Company are accurate and complete (including, but not limited to, the validity and existence of attendance lists, waivers, powers of attorney, reports, etc. which the minutes refer to);

(g)	that the minutes of the meetings of the board of directors of the Company referred to in paragraph 2 above record the resolutions of properly convened meetings of duly appointed directors of the Company, and that the directors who attended and voted at the said meeting have complied with all applicable provisions of article 523 of the Belgian Companies Code dealing with conflicts of interests of directors;

(h)

there have been no resolutions of extraordinary shareholders’ meetings of the Company other than those that have been recorded in notarial deeds that have been duly filed with the clerk of the commercial court, registered and published in accordance with applicable regulations;

CLIFFORD CHANCE LLP

publication of the deed recording the resolutions taken by the EGM will take place in accordance with all applicable regulations;

(i)	that the Shares will be sold at a price established by the board of directors or the IPO committee of the Company in accordance with the powers delegated by the EGM to the board of directors or, as the case may be, the IPO committee of the Company; and

(j)	that the New Shares will be issued, delivered and paid for as set forth in the Underwriting Agreement.

4.	Based upon the above and subject to the qualification set out below, we are of the opinion that the Shares are duly authorized and will, when sold as contemplated by the Registration Statement, be validly issued, fully paid up and non-assessable.

5.	In this opinion, Belgian legal concepts are expressed in English terms and not in their original Dutch or French terms; the concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions; all legal concepts used or referred to in this opinion should be exclusively interpreted according to their respective meaning under the laws of Belgium; in particular, as far as the word “non-assessable” used in paragraph 4 is concerned, please note that this word has no legal meaning under the laws of Belgium and is used in this opinion only to mean that, with respect to the issuance of the shares of the Company, a holder of the shares will have no obligation to pay any additional amount in excess of the subscription price.

6.	This opinion speaks as of its date and is confined to and is given solely on the basis of the laws of Belgium as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. We do not give any opinion on factual matters.

7.	We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the capital “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance LLP

Clifford Chance LLP